EXHIBIT 21

                    SUBSIDIARIES OF THE COMPANY


A. As of December 31, 1998, the following are subsidiaries and joint ventures more than 50% owned (included in the consolidated financial statements):

                                                  Jurisdiction of     Percentage
         Name                                     Incorporation          Owned
-------------------------                         -------------       ----------
Integrated Systems Engineering, Inc               Utah                    100%
Saunders Realty Corporation                       New York                100
Trans-Lux Canada Ltd.                             Canada                  100
Trans-Lux Castle Rock Corporation (2)             Colorado                100
Trans-Lux Cocteau Corporation (2)                 New Mexico              100
Trans-Lux Colorado Corporation (2)                Colorado                100
Trans-Lux Display Corporation                     Delaware                100
Trans-Lux Durango Corporation (2)                 Colorado                100
Trans-Lux Experience Corporation                  New York                100
Trans-Lux Four Corners Corporations (2)           New Mexico              100
Trans-Lux FSC Corporation (3)                     Barbados                100
Trans-Lux High Five Corporation (2)               Colorado                100
Trans-Lux Investment Corporation                  Delaware                100
Trans-Lux Loma Corporation (2)                    New Mexico              100
Trans-Lux Los Lunas Corporation (2)               New Mexico              100
Trans-Lux Loveland Corporation (2)                Colorado                100
Trans-Lux Midwest Corporation                     Iowa                    100
Trans-Lux Montezuma Corporation (2)               New Mexico              100
Trans-Lux Multimedia Corporation                  New York                100
Trans-Lux Pennsylvania Corporation (2)            Pennsylvania            100
Trans-Lux Pty Limited                             Australia               100
Trans-Lux Seaport Corporation                     New York                100
Trans-Lux Service Corporation                     New York                100
Trans-Lux Skyline Corporation (2)                 Colorado                100
Trans-Lux Southwest Corporation (2)               New Mexico              100
Trans-Lux Storyteller Corporation (2)             New Mexico              100
Trans-Lux Summit Corporation (2)                  Colorado                100
Trans-Lux Syndicated Programs Corporation         New York                100
Trans-Lux Taos Corporation (2)                    New Mexico              100
Trans-Lux Theatres Corporation (1)                Texas                   100
Trans-Lux Valley Corporation (2)                  Arizona                 100

(1)     Wholly-owned subsidiary of Trans-Lux Investment Corporation
(2)     Wholly-owned subsidiary of Trans-Lux Theatres Corporation
(3)     Wholly-owned subsidiary of Trans-Lux Syndicated Programs Corporation







B. Other entities (accounted for in the consolidated financial statements under the equity method):

MetroLux Theatres - A joint venture in which Trans-Lux Loveland Corporation, listed in A. above as a wholly-owned subsidiary of the Registrant, is a 50% venturer. Metro Colorado Corporation owns the remaining 50% of the joint venture and is unrelated to the Registrant.

Mossgood Theatre-Saunders Realty - A joint venture in which Saunders Realty Corporation, listed in A. above as a wholly-owned subsidiary of the Registrant, is a 50% venturer. Peggy Crystal Michaelmen and Clement S. Crystal, own the remaining 50% of the joint venture and are unrelated to the Registrant.